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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-20033 and 333-71057) and Form S-3 (File Nos. 333-33604, 333-37770, 333-73365 and 333-58217) of iGate Corporation of our
report dated February 4, 2003, except for Note 16 for which the date is February 26, 2003, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 4, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS

Pittsburgh, Pennsylvania
March 31,2003